EXHIBIT 23.1


KPMG, LLP
Chartered Accountants                                Telephone: (416) 228-7000
Yonge Corporate Centre                               Facsimile: (416) 228-7123
4120 Yonge Street                                    E-mail address: www.kpmg.ca
Suite 500
North York, Ontario M2P 2B8






                          INDEPENDENT AUDITORS' CONSENT




         We consent to the incorporation by reference in the Registration Statement of Power Kiosks, Inc. on Form S-8 to be filed on or about August 1, 2000 of our report dated June 16, 2000 on the consolidated financial statements of Power Kiosks, Inc. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Current Report on Form 8-K of Power Kiosks, Inc. filed May 8, 2000.


                                           /s/KPMG, LLP
                                           KPMG, LLP





Toronto, Ontario
July 31, 2000